Exhibit 10.12

PROMISSORY NOTE

$1,000,000	Lafayette, Colorado
October 18, 2018

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, urban-gro, Inc. a Colorado corporation (the “Borrower”), hereby unconditionally promises to pay to the order of James Lowe or his assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of One million dollars ($1,000,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1.          Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to an annual percentage rate of 12%.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Denver, CO are authorized or required by law to close.

“Default” means any of the events specified in Section 7 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 7 would, unless cured or waived, become an Event of Default.

‘Default Rate” means, at any time, the Applicable Rate plus 2%. “Event of Default” has the meaning set forth in Section 7.

“Interest Payment Date” means the 30th day of each month commencing on the first such date to occur after the execution of this Note, except for the month of February, which shall be the last day of said month.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Maturity Date” means the date on which all amounts under this Note shall become due and payable pursuant to Section 2.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Origination Fee” means a one-time fee payable by the Borrower to the Noteholder in the amount of $12,500, paid as additional consideration for the Loan.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

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2.          Payments & Maturity Date.

2.1          Payment Schedule. During the term of this Note, interest only payments equal to 1% of the then outstanding principal balance of this Note shall be due and payable in arrears to the Noteholder on each Interest Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2          Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be re-borrowed.

2.3          Maturity Date. The Note matures on April 30, 2019.

2.4          Additional Consideration. In addition to the interest payable on the Loan, the Borrower shall issue an option to purchase up to 30,000 shares of its Common Stock to the Noteholder or his assigns. At an exercise price of $1.20 per share. A copy of the applicable Option Agreement is attached hereto and incorporated herein as if set forth as Exhibit “A”.

A.          2.5 Right to Cure. In the event Borrower fails to make payment of principal and/or interest after such payment is due and payable under this Note and Borrower shall have the right to cure such default within sixty (60) days from such default.

3.          Personal Guaranty. This Note will be guaranteed by each of Brad Nattrass and Octavio Gutierrez (the “Guarantors”) under the terms of this Note and the Guaranty Agreement attached hereto as Exhibit “B”. This personal guaranty by the Guarantors is a guaranty of payment and not of collection.

4.          Interest. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.

5.          Payment Mechanics.

5.1          Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 3:00 PM within three business days from the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

5.2          Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

5.3          Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

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6.          Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1          Existence. The Borrower is (a) a corporation duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

6.2          Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3          Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

6.4          No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

6.5          No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.6          Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7.          Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

7.1          Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for sixty (60) days after written notice to the Borrower.

7.2          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

7.3          Bankruptcy.

(a)          the Borrower commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)          there is commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 90 days;

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(c)          there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof;

(d)          the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)          the Borrower is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

7.4          Judgments. A judgment or decree is entered against the Borrower and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof.

8.          Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 7.3 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

9.     Miscellaneous.

9.1          Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

9.2          Expenses. Each Party shall bear its own expenses incurred in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note. In any action arising out of this Note, the prevailing party shall be entitled to receive reasonable attorneys’ fees and costs from the non-prevailing party.

9.3          Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Colorado.

9.4          Submission to Jurisdiction. The Parties hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of Colorado in Boulder, CO or of the United States of America in Denver, CO and submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 9.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

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9.5          Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 9.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.6          Waiver of Jury Trial THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

9.7          Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

9.8          Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any Person at any time without notice to or the consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

9.9          Waiver of Notice. The Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9.10          Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.11          Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

9.12          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.13          Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of October ___, 2018.

urban-gro, Inc.

By: /s/ Brad Nattrass
Brad Nattrass, Chief Executive Officer

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EXHIBIT B:

GUARANTY AGREEMENT

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty”) is entered into effective as of October , 2018, by and among Bradley Nattrass and Octavio Gutierrez (each, a “Guarantor,” and collectively the “Guarantors”) for the benefit of James Lowe (“Lender”) with respect to certain indebtedness of urban-gro, Inc. (the “Company”) in the form of the Promissory Note (defined below). The Guarantors and Lender may also be referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS

A.          Lender has agreed to loan funds to the Company pursuant to that certain promissory note, that is executed contemporaneously with this Guaranty, in the original principal amount of One Million dollars (USD$1,000,000) (the “Promissory Note”).

B.           As a condition to Lender’s willingness to extend the financial accommodations to the Company evidenced by the Promissory Note, Lender has required that the Guarantors execute this Guaranty in order to guarantee the obligations of the Company under the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          GUARANTY. The Guarantors hereby jointly and severally guarantee the full and timely payment of the all amounts owed to Lender under the Promissory Note, when and as the same become due, whether at maturity, by acceleration, or otherwise.

2.          SUCCESSORS AND ASSIGNS. Each reference herein to Lender shall be deemed to include successors and assigns in respect of ownership of the Promissory Note, in whose favor the provisions of the Guaranty shall also run.

3.          RIGHT TO CURE. Notwithstanding anything in this Guaranty to the contrary, (a) the Guarantors shall be given the same notice of default and opportunity to cure as is afforded the Company under the Promissory Note and/or any other written agreement with Lender, and (b) to the extent all or any part of the indebtedness herein guaranteed is satisfied, whether by payment, offset or otherwise, the obligations of the Guarantors hereunder shall likewise be deemed satisfied to the same extent.

4.          NOTICES. Any notice required or permitted by the terms of this Guaranty shall be given in the same manner as to the Parties under the Promissory Note addressed to the appropriate party at the address set forth below, or at such other address as that party may have previously designated by notice given to the other.

5.          GOVERNING LAW. The validity and interpretation of this Guaranty shall be governed by the laws of the State of Colorado. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the Parties shall be submitted to binding arbitration. If the parties hereto fail to reach a settlement of their dispute within thirty (30) days after the earliest date upon which one of the Parties notifies the other(s) in writing of the existence of and its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through the Judicial Arbiter Group of Denver, Colorado (“JAG”), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct the arbitration if JAG is no longer in existence. The arbitrator shall be selected by JAG, if possible, on the basis of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, non-appealable and binding upon the Parties, and it may be entered in any court of competent jurisdiction; provided, however, that any party to the arbitration proceeding may seek a court order vacating the decision of the arbitrator in accordance with the provisions of and on the grounds set forth in C.R.S. § 13-22-214 and/or a modification or correction of the arbitrator's award in accordance with the provisions of C.R.S. §§ 13-22-211 or 13-22-215, and may take an appeal from court orders related to the arbitration proceeding or award as provided in C.R.S. § 13-22-221.

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The arbitration shall take place in Broomfield, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. Discovery shall be permitted and shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless extensions of such time limitations are approved by all parties to the arbitration or are ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where available under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefore within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, any party to this Agreement may seek to obtain an injunction or other appropriate relief from a court to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

In the event of any arbitration or litigation being filed or instituted between the parties concerning this Guaranty, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other of relief. The "prevailing party" is that party which is awarded judgment or other legal or equitable relief as a result of trial or arbitration, or who receives a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment, settlement payment or other award or relief, the court or the arbitrator shall determine which party is the prevailing party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments, settlements or other forms of relief received by each party, and the relative equities between the parties.

6.          AMENDMENTS. This Guaranty may not be amended, modified, or changed except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

GUARANTORS:

/s/ Tavo Gutierrez
Tavo Gutierrez

/s/ Brad Nattrass
Brad Nattrass

LENDER:

/s/ James Lowe
James Lowe

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